UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 2, 2014, PDL BioPharma, Inc. (the Company) entered into an amendment to its credit agreement (the Credit Agreement) among the Company, the lenders party thereto, and Royal Bank of Canada as administrative agent (the Amendment). The Amendment was entered into by the parties to clarify certain language in two sections of the Credit Agreement so that the language accurately memorializes the parties’ intent. The Amendment does not change the substance of the Credit Agreement or the relations between the parties.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment, dated as of July 2, 2014, among PDL BioPharma, Inc., as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc. (Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: July 3, 2014

Exhibit Index

Exhibit No.	Description
10.1	Amendment, dated as of July 2, 2014, among PDL BioPharma, Inc., as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent